Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated September 18, 2020, relating to the balance sheet of Investindustrial Acquisition Corp. as of September 10, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 7, 2020 (inception) through September 10, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 20, 2020